Exhibit 10.10

POWER OF ATTORNEY

I, Yang Jing, citizen of the People’s Republic of China (the “PRC”), PRC ID card number 532721197005100025, hereby irrevocably authorize Mr. Liu Jian (“Mr. Liu”) to exercise the following powers and rights during the term of this Power of Attorney pursuant to Section 2.5 of the Business Operations Agreement entered into among Qianxiang Shiji Technology Development (Beijing) Co., Ltd. (“Shi Ji”), Beijing Qianxiang Tiancheng Technology Development Co. Ltd. (“Tian Cheng”), Mr. Liu Jian and me on December 23, 2010 (the “Operations Agreement”) :

I hereby authorize and designate Mr. Liu to vote on my behalf at the shareholders’ meetings of Tian Cheng and exercise the full voting rights as its shareholder as granted to me by law and under the Articles of Association of Tian Cheng, including but not limited to, the right to propose the holding of shareholders’ meeting, to accept any notification about the holding and discussion procedure of the meeting, to attend the shareholders’ meeting of Tian Cheng and exercise the full voting rights (such as, to serve as my authorized representative on the shareholders’ meeting of Tian Cheng, to designate and appoint the executive director or directors of the Board and the general manager and to decide the allotment of the profits, etc.), to sell or transfer any or all of my equity interest in Tian Cheng, etc.

The above authorization and designation are based upon the fact that Mr. Liu is acting as [an employee of Shi Ji] and Shi Ji has appointed and authorized Mr. Liu as its authorized representative in accordance with the Operations Agreement. Once Mr. Liu loses his title or position in [Shi Ji] or Shi Ji issues a written notice to dismiss or replace Mr. Liu with another person as its authorized representative, this Power of Attorney shall become invalid immediately and I will withdraw such authorization to him immediately and designate/authorize another individual(s) designated by Shi Ji to exercise all the rights mentioned above. I will sign another Power of Attorney in form and substance satisfactory to Shi Ji.

The term of this Power of Attorney is ten (10) years from its date of execution, unless the Operations Agreement is terminated early for any reason or the relevant events as outlined above occur.

I hereby further confirm and acknowledge that I executed three power of attorney respectively on March 1 2006, June 5 2006 and Sep. 10 2010 (collectively, the “Previous POAs”). This Power of Attorney shall, upon becoming effective, replace the Previous POAs.

Yang Jing

/s/ Yang Jing
Date: December 23, 2010

POWER OF ATTORNEY

I, Liu Jian, citizen of the People’s Republic of China (the “PRC”), PRC ID card number 310102197211124453, hereby confirm that I will exercise the following powers and rights during the term of this Power of Attorney pursuant to Section 2.5 of the Business Operations Agreement entered into among Qianxiang Shiji Technology Development (Beijing) Co., Ltd. (“Shi Ji”), Beijing Qianxiang Tiancheng Technology Development Co. Ltd. (“Tian Cheng”), Ms. Yang Jing and me on December 23, 2010 (the “Operations Agreement”):

I hereby confirm that I will vote in my capacity as the designee of Shi Ji at the shareholders’ meetings of Tian Cheng and exercise the full voting rights as its shareholder as granted by law and under the Articles of Association of Tian Cheng, including but not limited to, the right to propose the holding of shareholders’ meeting, to accept any notification about the holding and discussion procedure of the meeting, to attend the shareholders’ meeting of Tian Cheng and exercise the full voting rights (such as, to serve as my authorized representative on the shareholders’ meeting of Tian Cheng, to designate and appoint the executive director or directors of the Board and the general manager and to decide the allotment of the profits, etc.), to sell or transfer any or all of my equity interest in Tian Cheng, etc.

The above authorization and designation are based upon the fact that I am acting as [an employee of Shi Ji] and Shi Ji has appointed and authorized me as its authorized representative in accordance with the Operations Agreement. Once I lose my title or position in [Shi Ji] or Shi Ji issues a written notice to dismiss or replace me with another person as its authorized representative, this Power of Attorney shall become invalid immediately and I will withdraw such authorization immediately and designate/authorize another individual(s) designated by Shi Ji to exercise all the rights mentioned above. I will sign another Power of Attorney in forms and substance satisfactory to Shi Ji.

The term of this Power of Attorney is ten (10) years from its date of execution, unless the Operations Agreement is terminated early for any reason or the relevant events as outlined above occur.

Liu Jian

/s/ Liu Jian
Date: December 23, 2010